UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2004

CHOCTAW RESORT DEVELOPMENT ENTERPRISE

(Exact name of registrant as specified in its charter)

Mississippi Band of Choctaw Indians	333-63348	64-0345731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6260, Choctaw, MS	39350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(601) 663-0226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 25, 2004, the Choctaw Resort Development Enterprise (the “Enterprise”), a business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe (the “Tribe”), announced the commencement of an offering of $150 million of Senior Notes due 2019 (the “Notes”) in a private placement. The offering memorandum for the Notes contained information about the Enterprise’s financial results for the fiscal year ended September 30, 2004, which information is contained in Exhibit 99.1 attached to this Current Report.

Item 7.01 Regulation FD Disclosure

The information contained in Item 2.02 of this report is incorporated herein by reference. A copy of the press release announcing the offering is attached as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Results for fiscal year ended September 30, 2004.

99.2	Press release of the Enterprise dated October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004	CHOCTAW RESORT DEVELOPMENT ENTERPRISE

	By:	/s/ Michael A. Donald
	Name:	Michael A. Donald
	Title:	Vice President of Resort Finance (Principal Financial and Accounting Officer)